UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

CNL Healthcare Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Please see the disclosure under Items 2.01 and 2.03 herein, which is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets

Perennial Communities

On May 31, 2013 (the “Closing Date”), we, through our operating partnership, CHP Partners, LP (the “Operating Partnership”) acquired a 100% fee simple interest in land and related improvements comprising six skilled nursing communities located in Arkansas (collectively, the “Perennial Communities”) from affiliates of Perennial Healthcare Management, LLC (collectively, the “Perennial Sellers”) pursuant to the terms and conditions of that certain Asset Purchase Agreement dated April 23, 2013 (the “Perennial Acquisition”). The Perennial Communities have an aggregate of 868 licensed beds and 780 usable beds. The aggregate purchase price for the Perennial Communities was approximately $56.4 million, excluding closing costs (the “Perennial Purchase Price”).

The following table lists each of the Perennial Communities, its location, number of usable beds, occupancy rates as of March 31, 2013, asset age, year renovated and square footage:

Perennial Communities	Location	Number of Usable Beds	Occupancy %	Asset Age	Year Renovated	Square Footage

Bates Healthcare Center	Batesville, AR	116	80%	38 years	2011	46,100

Broadway Healthcare Center	West Memphis, AR	119	92%	19 years	2012	46,600

Jonesboro Healthcare Center	Jonesboro, AR	136	91%	1 year	-	45,000

Magnolia Healthcare Center	Magnolia, AR	140	85%	4 years	-	43,000

Mine Creek Healthcare Center	Nashville, AR	78	76%	35 years	-	11,600

Searcy Healthcare Center	Searcy, AR	191	76%	40 years	2009 & 2011	59,000

Total:	-	780	83% (avg.)	22.7 years (avg.)	-	158,600

Effective as of the Closing Date of the Perennial Acquisition, each of the Perennial Communities is managed by Senior Living Centers, an affiliate of Capital Health Group, LLC. Also effective as of the Closing Date, each of the Perennial Communities is operated by a subsidiary of Arkansas SNF Operations Acquisition III, LLC, a Delaware limited liability company and an affiliate of Capital Health Group, LLC (collectively, the “New Perennial Operators”) under triple-net lease agreements having an initial term of ten years, with two five-year renewal options exercisable at the discretion of the New Perennial Operators. A security deposit is in place and available for use in the event of a default by the New Perennial Operators in the payment of rent or any other monetary obligation.

In the initial year, the aggregate minimum annual rent for the Perennial Communities is approximately $5.54 million, and the average effective annual rental per usable bed is approximately $7,100. Pursuant to the terms of the Perennial Communities leases, none of the New Perennial Operators, any of their subsidiaries, nor certain of its principals may compete within fifteen (15) miles of any of the Perennial Communities during the term of the applicable lease and for a period of five years after expiration of the applicable lease, unless we are first offered the right to acquire the competing facility.

The New Perennial Operators have an option to purchase the Perennial Communities that are located in Batesville, Mine Creek and Searcy, Arkansas, which is exercisable during the period from the end of the third year through the end of the fifth year following the Closing Date. The acquisition price for any of such facilities would be an amount that yields a 4% compounded annual return to us with respect to the adjusted lease basis at the time the option is exercised.

Until August 1, 2013, when the New Perennial Operators obtain required licensure, the existing operators of the Perennial Communities will continue to operate and manage their respective properties under subleases entered into pursuant to an Operations Transfer Agreement with the New Perennial Operators.

Senior Living Centers management has over 20 years of experience in healthcare real estate and senior living executive management, spanning all aspects of acquisitions, development, asset management and operations, and Senior Living Centers currently manages 17 skilled nursing facilities in Arkansas representing over 1,600 licensed beds.

We are not affiliated with the Perennial Sellers Senior Living Centers or the New Perennial Operators; however, this is our second project with affiliates of Capital Health Group, LLC the first of which is the portfolio of five senior housing communities located in Michigan and Maryland, known as the Capital Health Communities.

We paid our advisor, CNL Healthcare Corp., an aggregate investment services fee of $1.04 million in connection with the acquisition of the Perennial Communities, which is equal to 1.85% of the aggregate Perennial Purchase Price.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Perennial Communities Loan

On May 31, 2013, in connection with our acquisition of the Perennial Communities, subsidiaries of our Operating Partnership which own the Perennial Communities (the “Perennial Borrowers”) entered into a Secured Loan Agreement with KeyBank National Association and Synovus Bank (the “Perennial Lenders”) providing for a three-year term loan in the aggregate principal amount of $30.0 million (the “Perennial Loan”). The Perennial Loan matures on May 31, 2016 and may be prepaid by the Perennial Borrowers in whole or in part without penalty except for any breakage costs.

Interest on the outstanding principal balance of the Perennial Loan accrues at a rate equal to LIBOR plus 4.25%. In addition to each monthly interest payment, the Perennial Borrowers are required to make monthly principal payments commencing May 10, 2015 through the maturity date in an amount sufficient to amortize the loan on a 25-year schedule at a per annum rate of 6%.

The Perennial Loan is collateralized by first mortgages on all real property, improvements and personal property of the Perennial Communities, and assignments to the Perennial Lenders of all rents and leases collected or received with respect to the Perennial Communities by the Perennial Borrowers. The Perennial Borrowers are also required to establish deposit accounts at KeyBank for each Perennial Community to which all cash flow, including lease income, is deposited and available for payment of principal or interest on the Perennial Loan or payment of real estate taxes on the Perennial Communities.

The Company has guaranteed the Perennial Loan pursuant to a standard non-recourse carve-out guaranty. The Perennial Loan is subject to customary affirmative, negative and financial covenants for a loan of this type, including covenants related to minimum occupancy at the Perennial Communities, minimum debt service coverage and minimum rent coverage covenants.

The Perennial Borrowers paid the Perennial Lenders an origination fee of $375,000 in connection with the Perennial Loan or 1.25% of the aggregate Perennial Loan amount.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Secured Loan Agreement dated May 31, 2013, made by and among CHP Batesville Healthcare Owner, LLC, CHP Broadway Healthcare Owner, LLC, CHP Jonesboro Healthcare Owner, LLC, CHP Magnolia Healthcare Owner, LLC, CHP Mine Creek Healthcare Owner, LLC and CHP Searcy Healthcare Owner, as Borrowers, Keybank National Association, as Agent, and the lending institutions a party hereto from time to time (Filed herewith.)

10.2	Promissory Note ($15,000,000.00) dated May 31, 2013, of CHP Batesville Healthcare Owner, LLC, CHP Broadway Healthcare Owner, LLC, CHP Jonesboro Healthcare Owner, LLC, ChP Magnolia Healthcare Owner, LLC, CHP Mine Creek Healthcare Owner, LLC and CHP Searcy Healthcare Owner, LLC in favor of Synovus Bank (Filed herewith.)

10.3	Promissory Note ($15,000,000.00) dated May 31, 2013, of CHP Batesville Healthcare Owner, LLC, CHP Broadway Healthcare Owner, LLC, CHP Jonesboro Healthcare Owner, LLC, CHP Magnolia Healthcare Owner, LLC, CHP Mine Creek Healthcare Owner, LLC and CHP Searcy Healthcare Owner, LLC in favor of Keybank National Association (Filed herewith.)

10.4	Guaranty Agreement dated May 31, 2013, made by CNL Healthcare Properties, Inc., to and for the benefit of Keybank National Association (Filed herewith.)

10.5	Arkansas Mortgage, Absolute Assignment of Rents, Security Agreement and Fixture Filing (includes future advances) dated May 31, 2013, made by CHP Batesville Healthcare Owner, LLC, as Mortgagor, to Keybank National Association, as Agent, for the benefit of the Lenders, as Mortgagee (Filed herewith.)

10.6	Lease Agreement dated as of May 31, 2013, by and between CHP Batesville Healthcare Owner, LLC, as Landlord, and Batesville Health and Rehab, LLC, as Tenant (Filed herewith.)

10.7	Schedule of Omitted Documents (Filed herewith.)

99.1	Press Release dated June 6, 2013 (Filed herewith.)

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; availability of proceeds from our offering of our shares; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; our ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; risks related to development projects or acquired property value-add conversions, including construction delays and cost overruns; inability to obtain necessary permits and/or public opposition to these activities; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; risks associated with our tax structuring; failure to qualify and maintain our REIT qualification; and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, and our registration statement on Form S-11 and the sticker supplements and amendments thereto, copies of which may be obtained from our Web site at http://www.cnlhealthcareproperties.com.

We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2013		CNL HEALTHCARE PROPERTIES, INC. a Maryland Corporation

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson
Chief Financial Officer, Senior Vice President and Treasurer